                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-59061 and 33-78694) pertaining to the Immunex Corporation 1993 Stock Option Plan as Amended and Restated on February 13, 1997 and the Immunex Corporation Stock Option Plan for Nonemployee Directors Amended and Restated on February 23, 1999 of our report dated January 29, 1999, with respect to the consolidated financial statements and schedule of Immunex Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998.




                                           ERNST & YOUNG LLP




Seattle, Washington
March 17, 1999



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